EXHIBIT 10.12


                            LAURUS MASTER FUND, LTD.
                          825 Third Avenue, 14th Floor
                            New York, New York 10022


                                                     May 14, 2004

XStream Beverage Group, Inc.
4800 N.W. 15th Avenue, Bay 1-A
Fort Lauderdale, Florida 33308

Attention:        Jerry Pearring


         Re: Restricted Account: Account Number XXX XXX XXXX,
         Account Name: XStream Beverage Group, Inc., maintained at North Fork Bank (the "Restricted Account").

         Reference is made to (i) that certain Securities Purchase Agreement, dated as of May 14, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between XStream Beverage Group, Inc., a Nevada corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of May 14, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement (and, if such term is not defined in the Purchase Agreement, the meaning ascribed to such term in the Restricted Account Agreement). Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $2,450,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

         The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that (i) so long as (w) no Event of Default has occurred or is continuing, (x) the Purchaser has completed its due diligence review of the Baltimore Acquisition and the Company and its Subsidiaries (after giving effect to the Baltimore Acquisition) (including its review of all related financial information), in each case to the Purchaser's satisfaction, (y) the date of the consummation of the Baltimore Acquisition occurs on or prior to July 1, 2004 and (z) the Company and its Subsidiaries comply with Section 6.12(f) of the Purchase Agreement with respect to any entity acquired in connection with the Baltimore Acquisition, then, concurrently with the consummation of the Baltimore Acquisition, the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire cash maintained in the Restricted Account in an amount equal to the lesser of (x) $1,450,000, (y) the amount that is then maintained in


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the Restricted Account and (z) the amount of additional consideration owed to the seller with respect to the Baltimore Acquisition and necessary to consummate the Baltimore Acquisition, to such bank account as the Company may direct the Purchaser in writing and (ii) when (and not until) the aggregate outstanding Principal Amount (as defined in the Note) of the Note has been reduced (through voluntary or mandatory prepayments or conversions) to $2,450,000, promptly following any conversion of a Tranche A Monthly Principal Amount (as defined in the Note), a Tranche B Monthly Principal Amount or such other Principal Amounts into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice, to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Principal Amount of the Note has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.

         Additionally, the Company may request that the Purchaser direct the Bank to release all or any portion of the amounts contained in the Restricted Account following (or in connection with) the purchase of inventory and/or an acquisition of certain assets by the Company or any of its Subsidiaries. Such a release referred to in the immediately preceding sentence shall be subject (in all respects) to the Purchaser's evaluation of all factors that it considers (in its sole discretion) relevant at the time of such requested release, including its determination (i) of the relative benefit of such purchase and/or acquisition to the Company and its Subsidiaries and (ii) of the overall performance (financial or otherwise) of the Company and its Subsidiaries at such time. The Purchaser shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchaser's sole and absolute discretion.

         This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

                                      * * *

         If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.


                                             Signed,

                                             LAURUS MASTER FUND, LTD.


                                             By:____________________
                                             Name:
                                             Title:


Agreed and Accepted this 14th day of May, 2004.

XSTREAM BEVERAGE GROUP, INC.

By:_____________________
Name:
Title: